Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of PS Business Parks, Inc. (the “Company”) for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joseph D. Russell Jr., as Chief Executive Officer of the Company, and Edward A. Stokx, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph D. Russell, Jr.
Name:	Joseph D. Russell, Jr.
Title:	Chief Executive Officer
Date:	March 14, 2005

/s/ Edward A. Stokx
Name:	Edward A. Stokx
Title:	Chief Financial Officer
Date:	March 14, 2005

A signed original of this written statement required by Section 906 has been provided to PS Business Parks, Inc. and will be retained by PS Business Parks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.